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                                    Exhibit 10(i)

             SPRINT CORPORATION

             Long-Term Incentive Plan

1.0  Establishment

     1.01    The  Long-Term   Incentive  Plan  is  effective  January  1,  1990.
             Thereafter, it will continue from year to year, until the Board amends or terminates it.

2.0  Definitions

     2.01 "Board" is the Board of Directors of Sprint Corporation.

     2.02 "Committee" is the Organization,
             Compensation and Nominating Committee of the Board.

     2.03 "Company" is Sprint Corporation.

     2.04 "Employee" is any person (including officers and directors of the Company) employed by the Company, or a subsidiary of the Company, on a full-time salaried basis.

     2.05 "Participant" is an employee designated by the Committee to participate in the Plan.

3.0  Purpose

     3.01 The Plan is intended to further the Company's long-term objectives by offering competitive incentive compensation to key employees who make substantive contributions to those objectives.

4.0  Administration

     4.01 The Committee will be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations deemed advisable to protect the interests of the Company, and to make all other administrative determinations necessary. Any determination, interpretation or other action made or taken by the Committee pursuant to the Plan's

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             provisions will be final for all purposes and
             upon all persons.

5.0  Performance Cycle

     5.01 Performance shares may be awarded to participants for any period established by the Committee, consisting of at least two (2) consecutive calendar years, over which period the Company's performance is to be measured (Performance Cycle).

6.0  Performance Criteria

     6.01 The Committee shall determine for each Performance Cycle a basis for measuring the Company's performance and a method for computing the number and value of performance shares which may be earned for each Performance Cycle. Such Committee determinations may vary for different Performance Cycles and the Committee, in its discretion, may change any such determination for any Performance Cycle at any time during the course of such Cycle. The potential number and value of performance shares which may be earned for any Performance Cycle shall be determined by the Committee, which may adopt such rules and procedures regarding performance shares as in its discretion shall be deemed necessary or desirable.

7.0  Participation

     7.01 Participants in the Plan shall be selected by the Committee from those employees who have an opportunity to influence the long-term success of the Company. The Committee shall also determine, within the limits of the express provisions of the Plan, the time or times at which performance shares shall be granted. A Director of the Company who is not also an employee of the Company will not be eligible to receive a performance share grant.

     7.02 Individuals may join or leave the Plan through transfer to a participating or non-participating position, as the case may be, throughout the Performance Cycle. In such cases, the Plan incentive opportunity, and any Plan payout, will be prorated according to the number of months served under

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             the Plan,  except  that no  employee  will be eligible to receive a
             Plan payout without having served at least 24 months of the Performance Cycle in a participating position as determined by this Plan unless otherwise provided herein. With the concurrence of the Committee, individuals who have not served such 24 months under this Plan, but who have a total of 24 months under this Plan and any other Sprint company or subsidiary long-term Plan during the cycle, may receive a pro rata payout under this Plan.

8.0  Grant of Performance Shares

     8.01 At the beginning of each Performance Cycle, Participants will be granted performance shares. A performance share shall have a dollar value directly related to the fluctuation in the market price, over the Performance Cycle, of the Company's common stock.

9.0  Payment

     9.01 Award payments will be made to the participants as soon as practicable following the end of each Performance Cycle after approval of the award event by the Committee. Unless otherwise determined by the Committee, payment shall be in the form of Sprint common stock, less the cash amount necessary to pay any taxes due based on the then current tax law.

10.0 Termination of Employment

  10.01  If termination of employment occurs
            during a Performance Cycle by reason of
            death, disability (as determined under
            the Company's long-term disability
            program), or normal retirement (as
            determined under the Company's
            retirement plan), the participant shall
            be entitled to an award based on Company performance as of the most recently completed Fiscal Year for any plan in which the participant has completed at least two thirds of the performance period. The award shall be determined by the Committee. If termination of employment occurs for reasons other than death, disability or normal retirement, the participant's performance shares will be canceled and forfeited, unless determined otherwise by the Committee.

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11.0 Non-Transferability

 11.01  An employee's rights and interests
           under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution except as otherwise may be specified by the Committee. Any attempt to so sell, pledge, assign or transfer shall be void. In the case of an employee's death, payments, if any, under the Plan shall be made to his designated beneficiary, or in the absence of such designation, according to the terms of the employee's will or the laws of descent and distribution.

12.0 Tax Withholding

 12.01 The Company shall have the right to deduct from all awards any taxes required by law to be withheld with respect to such awards.

13.0 Continuance of Employment

 13.01 Nothing under this Plan nor any action taken because of the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

14.0 Amendment and Termination

 14.01 The Board, at any time, may terminate, and at any time and from time to time and in any respect, may amend or modify, the Plan.

15.0 Legal Requirements

 15.01 The granting of performance shares and the payment of an award shall be subject to all applicable federal, state and local laws, rules and regulations.

 15.02 The Plan, and all related provisions, shall be construed in accordance with and governed by the laws of the State of Kansas.